Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 30, 2006 relating to the financial statements of Mathstar, Inc., which appears in Mathstar, Inc.’s Annual Report on Form 10-K/A (Amendment No. 1) for the year ended December 31, 2005.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP

Portland, OR

October 27, 2006